                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                                  Registration No. 333-130789-07

----- Original Message -----
From: [Personal Information Redacted]
To: [Personal Information Redacted]
Sent: Fri Sep 07 13:32:24 2007
Subject: RE: one more item on PWR17

Thank you. Enjoy the open. I did just find this story which could help shed some light on AMLI Morgan Stanley to Buy AMLI for $2.1 Billion 10/31/2005 Morgan
Stanley's Prime Property Fund will acquire AMLI Residential Properties Trust for
$2.1 billion. The deal to buy the Chicago-based REIT could close early next year. After Morgan Stanley initiated talks to buy the 12th-largest apartment
REIT in late September, AMLI directors hired J.P. Morgan to solicit 10 potential buyers. In the end, Morgan Stanley got the nod over other candidates.

I'm still trying to dig up more detail, but it could be more a function of how the overall deal was allocated to the various properties, since it looks like they bought the entire company. Again, still investigating. Enjoy tennis.

[Personal Information Redacted]

--------------------------------

From: [Personal Information Redacted]
Sent: Friday, September 07, 2007 10:55 AM
To: [Personal Information Redacted]
Cc: [Personal Information Redacted]
Subject: one more item on PWR17

Have you been able to verify if Morgan Stanley acquired the AMLI property in
2/2006 for $33m

[Personal Information Redacted]

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TIAA-CREF
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This is not an offer (or solicitation of an offer) to buy/sell the securities/instruments mentioned or an official confirmation. Morgan Stanley may deal as principal in or own or act as market maker for securities/instruments mentioned or may advise the issuers. This is not research and is not from MS
Research but it may refer to a research analyst/research report. Unless indicated, these views are the author's and may differ from those of Morgan
Stanley research or others in the Firm. We do not represent this is accurate or complete and we may not update this. Past performance is not indicative of future returns. For additional information, research reports and important disclosures, contact me or see https://secure.ms.com/servlet/cls. You should not use e-mail to request, authorize or effect the purchase or sale of any security or instrument, to send transfer instructions, or to effect any other transactions. We cannot guarantee that any such requests received via e-mail will be processed in a timely manner. This communication is solely for the addressee(s) and may contain confidential information.
We do not waive confidentiality by mistransmission. Contact me if you do not wish to receive these communications. In the UK, this communication is directed in the UK to those persons who are market counterparties or intermediate customers (as defined in the UK Financial Services Authority's rules).

************************************************************************
********************
This message, including any attachments, contains confidential information intended for a specific individual and purpose, and is protected by law. If you are not the intended recipient, please contact the sender immediately by reply
e-mail and destroy all copies. You are hereby notified that any disclosure, copying, or distribution of this message, or the taking of any action based on it, is strictly prohibited.

TIAA-CREF
************************************************************************
********************

--------------------------------

This is not an offer (or solicitation of an offer) to buy/sell the securities/instruments mentioned or an official confirmation. Morgan Stanley may deal as principal in or own or act as market maker for securities/instruments mentioned or may advise the issuers. This is not research and is not from MS
Research but it may refer to a research analyst/research report. Unless indicated, these views are the author's and may differ from those of Morgan
Stanley research or others in the Firm. We do not represent this is accurate or complete and we may not update this. Past performance is not indicative of future returns. For additional information, research reports and important disclosures, contact me or see https://secure.ms.com/servlet/cls. You should not use e-mail to request, authorize or effect the purchase or sale of any security or instrument, to send transfer instructions, or to effect any other transactions. We cannot guarantee that any such requests received via e-mail will be processed in a timely manner. This communication is solely for the addressee(s) and may contain confidential information.
We do not waive confidentiality by mistransmission. Contact me if you do not wish to receive these communications. In the UK, this communication is directed in the UK to those persons who are market counterparties or intermediate customers (as defined in the UK Financial Services Authority's rules).

************************************************************************
********************
This message, including any attachments, contains confidential information intended for a specific individual and purpose, and is protected by law. If you are not the intended recipient, please contact the sender immediately by reply
e-mail and destroy all copies. You are hereby notified that any disclosure, copying, or distribution of this message, or the taking of any action based on it, is strictly prohibited.

TIAA-CREF
************************************************************************
********************
--------------------------------------------------------

This is not an offer (or solicitation of an offer) to buy/sell the securities/instruments mentioned or an official confirmation. Morgan Stanley may deal as principal in or own or act as market maker for securities/instruments mentioned or may advise the issuers. This is not research and is not from MS
Research but it may refer to a research analyst/research report. Unless indicated, these views are the author's and may differ from those of Morgan
Stanley research or others in the Firm. We do not represent this is accurate or complete and we may not update this. Past performance is not indicative of future returns. For additional information, research reports and important disclosures, contact me or see https://secure.ms.com/servlet/cls. You should not use e-mail to request, authorize or effect the purchase or sale of any security or instrument, to send transfer instructions, or to effect any other transactions. We cannot guarantee that any such requests received via e-mail will be processed in a timely manner. This communication is solely for the addressee(s) and may contain confidential information. We do not waive confidentiality by mistransmission. Contact me if you do not wish to receive these communications. In the UK, this communication is directed in the UK to those persons who are market counterparties or intermediate customers (as defined in the UK Financial Services Authority's rules).